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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
  Charter Communications, Inc.:

     We consent to the incorporation by reference in the Post-Effective Amendment No. 2 on Form S-3 to registration statement (No. 333-41486) on Form S-1, Amendment No. 1 to registration statement on Form S-3 (No. 333-54394) on Form S-3, and registration statement (No. 333-36628) on Form S-8 of Charter Communications, Inc. of our report on the consolidated balance sheets of Bresnan Communications Group LLC and its subsidiaries as of February 14, 2000 and December 31, 1999 and the related consolidated statements of operations, members' equity (deficit) and cash flows for the period from January 1, 2000 to February 14, 2000 and the year ended December 31, 1999, which report appears in the December 31, 2000, annual report on Form 10-K of Charter Communications, Inc.

                                          /s/ KPMG LLP

Denver, Colorado
March 5, 2001